Exhibit 99.1

United Rentals, Inc.
100 First Stamford Place
Stamford, CT 06902
tel: 203 622-3131
fax: 203 622-6080
unitedrentals.com

United Rentals to Present at the Evercore ISI 2017 Industrials Conference

STAMFORD, Conn. – February 21, 2017 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Evercore ISI 2017 Industrials Conference on Tuesday, February 28, 2017. The conference will include a presentation by Michael Kneeland, chief executive officer and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 2:50 p.m. (ET), will be available via the following link: http://www.veracast.com/webcasts/evercoreisi/industrials2017/72100326833.cfm.

The presentation may also be accessed on www.unitedrentals.com, where it will be archived for 30 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 887 rental locations in 49 states and every Canadian province. The company’s approximately 12,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,200 classes of equipment for rent with a total original cost of $8.99 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Ted Grace

(203) 618-7122

Cell: (203) 399-8951

tgrace@ur.com